UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Note and Warrant Purchase Agreement

On December 11, 2015, ProPhase Labs, Inc. (the “Company”) entered two Subscription Agreements (the “Subscription Agreements”) with the investors named therein (the “Investors”) providing for the purchase of 12% Secured Promissory Notes – Series A (“Notes”) in the aggregate principal amount of up to $3,000,000 and warrants to purchase shares of the Company’s common stock ( the “Warrants” ). Notes in the amount of $1,500,000 were issued by the Company and its wholly-owned subsidiaries Pharmaloz Manufacturing Inc. and Quigley Pharma Inc. (collectively, the “Obligors”) and funded on December 11, 2015. The Notes bear interest at the rate of 12% per annum and are due and payable on June 15, 2017. The Notes may be pre-paid at any time prior to maturity without penalty.

The Warrants grant the Investors the right to purchase 17,000 shares of common stock for every $500,000 of principal amount of Notes purchased by the Investors, at an exercise price of $1.35 per share which is equal to the closing price of the Company’s common stock on the date of investment. The Warrants have an exercise term equal to three years and are exercisable commencing on the date of issuance.

The offers and sales of the Notes and Warrants were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.

In connection with the issuance of the Notes, the Company entered into a security agreement with John E. Ligums, Jr., as collateral agent for the Investors (the “Security Agreement”) to secure the timely payment and performance in full of the Obligors’ obligations pursuant to the Notes. Under the Security Agreement, the Obligors grant to the Collateral Agent, for the benefit of the Investors a lien upon and security interest in the property and assets listed as collateral in the Security Agreement, including without limitation, all of the Obligors’ personal property, inventory, equipment, general intangibles, cash and cash equivalents, and proceeds.

The foregoing descriptions of the Subscription Agreements, the Notes, Warrants and Security Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the Subscription Agreements, form of the Notes, form of the Warrants and Security Agreement attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Subscription Agreements, each dated December 11, 2015

10.2	Form of 12% Secured Promissory Note – Series A

10.3	Form of Warrant

10.4	Security Agreement, dated December 11, 2015

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and
Chief Financial Officer

Date: December 16, 2015

3

INDEX TO EXHIBITS

No.	Description

10.1	Subscription Agreements, each dated December 11, 2015

10.2	Form of 12% Secured Promissory Note – Series A

10.3	Form of Warrant

10.4	Security Agreement, dated December 11, 2015

4